Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
BANNER CORPORATION

ARTICLE I

Principal Office

SECTION 1.        Principal Office.  The principal office and place of business of the corporation in the state of Washington shall be located in the City of Walla Walla, Walla Walla County.

SECTION 2.        Other Offices.  The corporation may have such other offices as the board of directors may designate or the business of the corporation may require from time to time.

ARTICLE II

Shareholders

SECTION 1.        Place of Meetings.  All annual and special meetings of the shareholders shall be held at the principal office of the corporation or at such other place within or without the State of Washington as the board of directors may determine.

SECTION 2.        Annual Meeting.  A meeting of the shareholders of the corporation for the election of directors and for the transaction of any other business of the corporation shall be held annually at such date and time as the board of directors may determine.

SECTION 3.        Special Meetings.  Special meetings of the shareholders for any purpose or purposes may be called in accordance with the procedures set forth in the Articles of Incorporation.  Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting of the shareholders.

SECTION 4.        Conduct of Meetings.  Annual and special meetings shall be conducted in accordance with rules prescribed by the presiding officer of the meeting, unless otherwise prescribed by these Bylaws.  The board of directors shall designate, when present, the chairman or vice chairman of the board or the president to preside at such meetings.

SECTION 5.        Notice of Meeting.   Notice in writing or by electronic transmission, in either case in accordance with Section 23B.01.410 of the Revised Code of Washington, stating the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, by or at the direction of the chairman of the board, the president, the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that notice of a shareholders= meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to Section 23B.12.020 of the Revised Code of Washington or any subsequent successor statute, or the dissolution of the corporation shall be given no fewer than 20 nor more than 60 days before the meeting date.  If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid.  When any shareholders' meeting, either annual or special, is adjourned for 120 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 120 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6.        Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix, in advance, a date as the record date for any such determination of shareholders.  Such date in any case shall be not more than 70 days, and in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is first delivered or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date, which it must do if the meeting is adjourned more than 120 days after the date is fixed for the original meeting.

SECTION 7.        Voting Lists.  At least 10 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  This list of shareholders shall be kept on file at the home office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours, for a period of 10 days prior to such meeting.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting.  The original stock transfer book shall be prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.  Failure to comply with the requirements of this bylaw shall not affect the validity of any action taken at the meeting.

SECTION 8.        Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  If less than a quorum of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, and in the case of any adjourned meeting called for the election of directors, those who attend the second of the adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

SECTION 9.        Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact, or by any other means of voting by proxy permitted under the Washington Business Corporation Act (or any successor law), including, without limitation, via electronic transmission.  Proxies solicited on behalf of management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors.  All proxies shall be filed with the secretary of the corporation before or at the commencement of meetings.  No proxy may be effectively revoked until notice in writing of such revocation has been given to the secretary of the corporation by the shareholder (or his duly authorized attorney in fact, as the case may be) granting the proxy.  No proxy shall be valid after eleven months from the date of its execution unless it is coupled with an interest.

SECTION 10.       Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.  A certified copy of a resolution adopted by such directors shall be conclusive as to their action.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

If shares are held jointly by three or more fiduciaries, the will of the majority of the fiduciaries shall control the manner of voting or giving of a proxy, unless the instrument or order appointing such fiduciaries otherwise directs.

A shareholder, whose shares are pledged, shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 11.       Voting of Shares in the Name of Two or More Persons.  When ownership of stock stands in the name of two or more persons, in the absence of written directions to the corporation to the contrary, at any meeting of the shareholders of the corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled.  In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

SECTION 12.       Voting.  Every holder of outstanding shares of capital stock of the corporation entitled to vote at any meeting shall be entitled to the number of votes (if any) as set forth in the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, by statute, or by these Bylaws, if a quorum exists, any action, other than the election of directors, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the group opposing the action.   In any election of directors the candidates elected are those receiving the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected by such shares.

SECTION 13.       Informal Action by Shareholders.  Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

SECTION 14.       Inspectors of Election.  In advance of any meeting of shareholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof.  The number of inspectors shall be either one or three.  If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting.  If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting.  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

Unless otherwise prescribed by applicable law, the duties of such inspectors shall include:  determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

Board of Directors

SECTION 1.        General Powers.  All corporate powers shall be exercised by, or under authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors. The board of directors shall annually elect a chairman of the board and a president, and may elect a vice chairman of the board, from among its members and shall designate, when present, either the chairman or vice chairman of the board or the president to preside at its meetings.

SECTION 2.        Number, Term and Election.   The number of directors of the corporation shall be fixed from time to time exclusively by resolution adopted by a majority of the total number of the corporation’s directors.  Except for any directors elected by the holders of one or more series of preferred stock, voting separately as a class, the board of directors shall be elected in accordance with the provisions of the corporation's Articles of Incorporation. Each director shall be elected for a term in accordance with the provisions of the corporation's Articles of Incorporation and until their successors are elected or qualified.

SECTION 3.        Regular and Special Meetings.  An annual meeting of the board of directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders, and at the same place as the annual meeting of shareholders.  The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Special meetings of the board of directors may be called by or at the request of the chairman or vice chairman of the board, the president, or one‑third of the directors.  The persons authorized to call special meetings of the board of directors may fix any place within or without the State of Washington as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of directors may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.  Such participation shall constitute attendance in person for all purposes.

SECTION 4.        Notice of Special Meeting.  Notice in writing or by electronic transmission, in either case in accordance with Section 23B.01.410 of the Revised Code of Washington, of any special meeting shall be given to each director at least two days prior thereto delivered personally, by electronic transmission (provided that the director has consented to receive an electronically transmitted notice either (i) in the form of a record and has designated in the consent the address, location or system to which such notice may be electronically transmitted or (ii) by any other means permitted under Section 23B.01.410 of the Revised Code of Washington) or by facsimile or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached.  If mailed to the address at which the director is most likely to be reached, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid.  Any director may waive notice of any meeting by a writing filed with the secretary.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action approved at the meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 5.        Quorum.  A majority of the number of directors fixed in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time.  Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 4 of this Article III.

SECTION 6.        Manner of Acting.  The act of the majority of the directors present at a meeting or adjourned meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation or the laws of Washington.

SECTION 7.        Action Without a Meeting.  Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if one or more consents setting forth the action so taken are executed by each director either before or after the action becomes effective, and delivered to the corporation for inclusion in the minutes or filing with the corporate records, which consents are set forth either (a) in an executed record or (b) if the corporation has designated an address, location, or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record.

SECTION 8.        Resignation.  Any director may resign at any time by sending a written notice of such resignation to the principal office of the corporation addressed to the board of directors, chairman of the board, the president or the secretary. A notice of resignation is effective when the resignation is delivered unless the resignation specifies a later effective date, or an effective date determined upon the happening of an event or events.

SECTION 9.        Removal.  A director or the entire board of directors may be removed only in accordance with the procedures set forth in the Articles of Incorporation.

SECTION 10.      Vacancies.  Vacancies of the board of directors may be filled only in accordance with the procedures set forth in the Articles of Incorporation.

SECTION 11.     Compensation.  Directors, as such, may receive a stated fee and other compensation for their services.  By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors.  Members of either standing or special committees may be allowed such compensation for attendance at committee meetings and other compensation as the board of directors may determine.  Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving remuneration therefor.

SECTION 12.      Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors at which action on a corporation matter is taken shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting; (b) the director's dissent or abstention as to the action is entered in the minutes of the meeting; or (c) the director delivers notice of the director's dissent or abstention as to the action to the presiding officer of the meeting before adjournment or to the corporation within a reasonable time after adjournment of the meeting.  Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

SECTION 13.       Age Limitation.  No person shall be eligible for election or re-election to the board of directors if such person has attained the age of 75 years prior to the date of his or her election, provided, however, that the board of directors may waive the requirements of this Section 13, by the affirmative vote of two-thirds (2/3) of the disinterested directors then in office, with respect to any existing director whom the board of directors determines possesses expertise vital to the proper functioning of the corporation. Such director may only stand for election for one-year terms.  The date of election shall be the date upon which the voting for such position is closed.

SECTION 14.       Qualification.  Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the corporation.

SECTION 15.      Advisory Directors and Directors Emeriti.  The board of directors may by resolution appoint advisory directors or directors emeriti with respect to the corporation or any subsidiary of the corporation, who shall have such authority and receive such compensation and reimbursement as the board of directors shall provide.  Advisory directors or directors emeriti shall not be considered directors, shall not have the authority to participate by vote in the transaction of business, shall not have the responsibilities and duties that directors owe to shareholders, but shall hold all confidential information of the corporation and its subsidiaries in confidence to the same extent they would if they were directors.  Advisory directors and directors emeriti shall be considered agents of the corporation for purposes of Article XIV of the Articles of Incorporation.

SECTION 16.      Voting Standard for Election of Directors.  The corporation elects to be governed by Section 23B.10.205 of the Washington Business Corporation Act (“Act”) with respect to the election of directors as set forth in this Section 16. In any election of directors at a meeting of shareholders that is not a contested election (as defined below), the candidates elected are those receiving a majority of the votes cast. For purposes of this Section 16, a “majority of the votes cast” means that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. The following shall not be considered votes cast for this purpose: (i) a share whose ballot is marked as abstain, (ii) a share otherwise present at the meeting but for which there is an abstention, and (iii) a share otherwise present at the meeting as to which a shareholder of record gives no authority or direction. A nominee for director in an election that is not a contested election who does not receive a majority of votes cast, but who was a director at the time of the election, shall continue to serve as a director for a term that shall terminate on the date that is the earliest of: (A) ninety (90) days from the date on which the voting results of the election are determined, (B) the date on which an individual is selected by the board of directors to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the board of directors, or (C) the date and time at which the director’s resignation becomes effective.  In a contested election, the persons receiving a plurality of the votes cast shall be elected directors. For purposes of this Section 16, a “contested election” is any meeting of shareholders for which (I) the Secretary of the corporation receives a notice that a shareholder proposes to nominate a person for election to the board of directors in compliance with the advance notice requirements for shareholder nominees for director set forth in Article X of the corporation’s Articles of Incorporation, (II) such nomination has not been withdrawn by such shareholder on or prior to the last date that a notice of nomination for such meeting is timely as determined under Article X of the corporation’s Articles of Incorporation and (III) the board of directors has not determined before the notice of meeting is given that the shareholder’s nominee(s) do not create a bona fide election contest. For purposes of clarity and to resolve any ambiguity under Section 23B.10.205 of the Act, it shall be assumed that, for purposes of determining the number of director nominees, on the last day for delivery of a notice under Article X of the corporation’s Articles of Incorporation, there is a candidate nominated by the board of directors for each of the director positions to be voted on at the meeting. Nothing in this Section 16 is intended to limit the authority of the board of directors to determine that a bona fide election contest does not exist, in which event it shall disclose the applicable voting regime in the notice of meeting or, if such determination occurs after such notice has been sent, send a new notice that includes disclosure of the applicable voting regime.

ARTICLE IV

Committees of the Board of Directors

SECTION 1.        Appointment.  The board of directors may, by resolution adopted by a majority of the full board, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of any such committee.

SECTION 2.        Authority.  Any such committee shall have all the authority of the board of directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the committee; and except also that no committee shall have the authority of the board of directors with reference to:  approving a distribution except according to a general formula or method prescribed by the board of directors; approving or proposing to shareholders a corporate action that the Washington Business Corporation Act requires be approved by shareholders; the filling of vacancies on the board of directors or in any committee; the amendment of the Articles of Incorporation or Bylaws of the corporation; approving a plan of merger not requiring shareholder approval; or approving the issuance or sale or contract for sale of shares, or determining the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the board of directors.

SECTION 3.        Tenure.  Subject to the provisions of Section 7 of this Article IV, each member of a committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the committee.

SECTION 4.        Meetings.  Unless the board of directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Article IV shall be at such times and places as are determined by the board of directors, or by any such committee.  Special meetings of any such committee may be held at the principal executive office of the corporation, or at any place which has been designated from time to time by resolution of such committee or by consent of all members thereof, and may be called by any member thereof upon notice stating the place, date, and hour of the meeting, which notice shall be given in the manner provided for the giving of notice to members of the board of directors of the time and place of special meetings of the board of directors in Article III, Section 4, or waived in the manner provided in Article III, Section 4.

Members of a committee may participate in regular or special meetings of the committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.  Such participation shall constitute attendance in person for all purposes.

SECTION 5.        Quorum.  A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting thereof.

SECTION 6.        Action Without a Meeting.  Any action required or permitted to be taken by any committee at a meeting may be taken without a meeting if one or more consents setting forth the action so taken are executed by each member of the committee either before or after the action becomes effective, and delivered to the corporation for inclusion in the minutes or filing with the corporate records, each of which consent is set forth either (a) in an executed record or (b) if the corporation has designated an address, location, or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record.

SECTION 7.        Resignations and Removal.  Any member of any committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors.  Any member of any committee may resign from any such committee at any time by giving written notice to the board of directors, chairman of the board, president or secretary of the corporation.  A notice of resignation is effective when the resignation is delivered unless the resignation specifies a later effective date, or an effective date determined upon the happening of an event or events.

SECTION 8.        Procedure.  Unless the board of directors otherwise provides, each committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws.  It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

ARTICLE V

Officers

SECTION 1.        Positions.  The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors.  The board of directors may also designate the chairman of the board as an officer.  The president shall be the chief executive officer unless the board of directors determines otherwise.  The president shall be a director of the corporation.  The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer.  The board of directors may designate one or more vice presidents as executive vice president or senior vice president.  The board of directors may also elect or authorize the appointment of such other officers as the business of the corporation may require.  The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine.  In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2.        Election and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible.  Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  Election or appointment of an officer, employee or agent shall not of itself create contract rights.  The board of directors may authorize the corporation to enter into an employment contract with any officer in accordance with applicable law.

SECTION 3.        Removal.  Any officer may be removed by vote of two‑thirds of the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.        Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 5.        Remuneration.  The remuneration of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE VI

Contracts, Loans, Checks and Deposits

SECTION 1.        Contracts.  Except as otherwise prescribed by these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation.  Such authority may be general or confined to specific instances.

SECTION 2.        Loans.  No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name, unless authorized by the board of directors.  Such authority may be general or confined to specific instances.

SECTION 3.        Checks, Drafts, Etc.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness in the name of the corporation shall be signed by one or more officer, employee, or agent of the corporation in such manner as shall from time to time be determined by the board of directors.

SECTION 4.        Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in any of its duly authorized depositories as the board of directors may select.

SECTION 5.        Shares of Another Corporation. Shares of another corporation held by this corporation may be voted by the president or any vice president, or by proxy appointment form by either of them, unless the directors by resolution shall designate some other person to vote the shares.

ARTICLE VII

Shares of Capital Stock and Their Transfer

SECTION 1.        Certificates for Shares; Uncertificated Shares.  The shares of capital stock of the corporation shall be represented by certificates or shall be uncertificated shares.  In the case of shares represented by a certificate, such certificate shall be signed by the chairman of the board of directors or by the president or a vice president and by the treasurer or by the secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.  Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.  If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

SECTION 2.        Form of Share Certificates; Statement of Holdings Evidencing Ownership of Uncertificated Shares.  All certificates representing shares issued by the corporation shall set forth upon the face or back that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof:  that the corporation is organized under the laws of the State of Washington; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value.  Other matters in regard to the form of the certificates shall be determined by the board of directors.

Every holder of uncertificated shares is entitled to receive a statement of holdings as evidence of share ownership.

SECTION 3.        Payment for Shares.  No certificate shall be issued for any shares until such share is fully paid.

SECTION 4.        Transfer of Shares.  Transfer of shares of capital stock of the corporation shall be made only on its stock transfer books.  Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the corporation.  Such transfer shall be made only on surrender for cancellation of the certificate for such shares if such shares are held in certificated form, or the receipt of proper transfer instructions from the holder of record or his or her legal representative, if such shares are held in uncertificated form.  The person in whose name shares of capital stock stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

SECTION 5.        Stock Ledger.  The stock ledger of the corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 7 of Article II or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.

SECTION 6.        Lost Certificates.  The board of directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

SECTION 7.        Beneficial Owners.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

Fiscal Year; Annual Audit

The fiscal year of the corporation shall end on the 31st day of December of each year.  The corporation shall be subject to an annual audit as of the end of its fiscal year by the independent public accountants appointed by and responsible to the board of directors.

ARTICLE IX

Dividends

Subject to the terms of the corporation's Articles of Incorporation and the laws of the State of Washington, the board of directors may, from time to time, declare, and the corporation may pay, dividends upon its outstanding shares of capital stock.

ARTICLE X

Corporate Seal

The corporation need not have a corporate seal.  If the directors adopt a corporate seal, the seal of the corporation shall be circular in form and consist of the name of the corporation, the state and year of incorporation.

ARTICLE XI

Amendments

In accordance with the corporation's Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the shareholders of the corporation only by vote of not less than 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting).  In addition, the board of directors may repeal, alter, amend or rescind these Bylaws by vote of two‑thirds of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws.

*      *      *